UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2016
INTUIT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Coast Avenue Mountain View, CA 94043
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 944-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On May 4, 2016, Raul Vazquez was named to the Board of Directors (the “Board”) of Intuit Inc. (“Intuit”), and the number of directors was increased from eight to nine members. Mr. Vazquez was appointed to serve on the Audit and Risk Committee and the Acquisition Committee of the Board.
Mr. Vazquez will receive compensation for services as a non-employee director of Intuit consistent with the compensation generally provided to other Intuit non-employee directors, as determined by the Board from time to time, and disclosed in our 2015 proxy statement, which was filed with the Securities and Exchange Commission on November 25, 2015, including initial and succeeding grants to Mr. Vazquez of restricted stock units with a grant date fair value of approximately $75,000 and $195,000, respectively, on May 5, 2016. There are no arrangements or understandings between Mr. Vazquez and any other persons pursuant to which he was selected as a director, and there are no transactions involving Intuit and Mr. Vazquez that Intuit would be required to report pursuant to Item 404(a) of Regulation S-K.
A copy of the press release announcing Mr. Vazquez’s appointment is attached hereto as Exhibit 99.01.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
Effective May 5, 2016, the Board amended and restated Intuit’s Bylaws (the “Amended and Restated Bylaws”) to implement proxy access. Article I, Section 1.13 of the Amended and Restated Bylaws permits a stockholder, or a group of up to 20 stockholders, owning at least 3% of Intuit’s outstanding shares that are entitled to vote generally in the election of directors continuously for at least three years to nominate and include in Intuit’s proxy materials up to 2 directors or 20% of the Board (rounded down), whichever number is greater, provided that the nominating stockholder(s) and the nominee(s) satisfy the requirements specified in the Amended and Restated Bylaws.
The Amended and Restated Bylaws also reflect (i) additional revisions and updates made to Article I, Section 1.12, to enhance procedural and informational requirements for advance notice of director nominations and other proposals brought before an annual and/or special meeting of Intuit’s stockholders, as applicable, (ii) certain other changes, updates and clarifications made to Article I, Section 1.4, regarding recess of meetings of stockholders; Article II, Section 2.7, regarding the organization of stockholder and Board meetings; Article II, Sections 4.2 and 4.3, regarding the roles of the Chief Executive Officer and Chairperson of the Board; Article V regarding uncertificated shares; Article VI regarding indemnification; and Article IX, Sections 9.6 and 9.7, regarding choice of forum, and (iii) certain other minor technical and conforming changes.
The preceding description of the amendments to Intuit’s Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.01 and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

3.01    Bylaws of Intuit, as amended and restated effective May 5, 2016
99.01    Press Release, dated May 4, 2016, announcing appointment of Raul Vazquez to the Board of Directors of Intuit Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 9, 2016	INTUIT INC.

		By:	/s/ LAURA A. FENNELL
Laura A. Fennell
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.01	Bylaws of Intuit, as amended and restated effective May 5, 2016
99.01	Press release issued on May 4, 2016, announcing appointment of Raul Vazquez to the Board of Directors of Intuit Inc.*

*	This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.